Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-277588, 333-270270 and 333-257401 on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of Mister Car Wash, Inc., and the effectiveness of Mister Car Wash, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Tempe, Arizona
February 27, 2026